                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement.       [ ] Confidential, for use of the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2)).

     [X] Definitive proxy statement.

     [ ] Definitive additional materials.

     [ ] Soliciting material pursuant to Rule 14a-12

                                  SCHAWK, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

--------------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     (3) Filing Party:

--------------------------------------------------------------------------------

     (4) Date Filed:

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
                                  SCHAWK, INC.
                                 1695 RIVER ROAD
                           DES PLAINES, ILLINOIS 60018

                  NOTICE OF 2001 ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 16, 2001



To the Stockholders of SCHAWK, INC.:


Notice is hereby given that the 2001 Annual Meeting of the Stockholders of Schawk, Inc. will be held at 10:00 a.m. (local time), Wednesday, May 16, 2001, at Schawk, Inc., 1695 River Road, Des Plaines, Illinois, for the following purposes:

         1. Election of the Board Directors for Schawk, Inc.

         2. Amendment and restatement of the Schawk, Inc. 1988 Equity Option Plan, as amended, as the Schawk, Inc. 2001 Equity Option Plan.

         3. Extension of the Schawk, Inc. 1991 Outside Directors' Formula Stock Option Plan, as amended, for an additional ten years.

         4. Ratification of the selection of Ernst & Young LLP as the independent auditors of Schawk, Inc. for fiscal year 2001.

         5. Transaction of such other business as may properly come before the meeting or any adjournment or adjournments thereof.

The close of business on March 30, 2001, has been fixed as the record date for the determination of stockholders entitled to receive notice of and to vote at said meeting and any adjournment or adjournments thereof. The stock transfer books of Schawk, Inc. will not be closed.


                                             By Order of the Board of Directors,

                                             /s/ A. Alex Sarkisian

Des Plaines, Illinois                        A. ALEX SARKISIAN, Esq.
April 17, 2001                               Executive Vice President and
                                             Corporate Secretary

                                  SCHAWK, INC.
                                 1695 RIVER ROAD
                           DES PLAINES, ILLINOIS 60018
                                 (847) 827-9494


                                 PROXY STATEMENT

                   FOR THE 2001 ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 16, 2001


                                  INTRODUCTION

         This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Schawk, Inc. ("Schawk" or the "Company") for use at the 2001 Annual Meeting of Stockholders to be held at 10:00 a.m. (local time), Wednesday, May 16, 2001, at Schawk, Inc., 1695 River Road, Des Plaines, Illinois, and at any adjournment thereof (the "Annual Meeting"). This Proxy Statement and the accompanying proxy are first being mailed on or about April 17, 2001, to stockholders of record at the close of business on March 30, 2001.

PROPOSALS

         The purpose of the Annual Meeting is to: (i) elect the Board of Directors of the Company; (ii) amend and restate the Company's 1988 Equity Option Plan, as amended (the "1988 Plan"), as the Company's 2001 Equity Option Plan (the "2001 Plan"); (iii) extend the duration of the 1991 Outside Directors' Formula Stock Option Plan, as amended (the "Outside Directors' Plan"), for an additional ten years; (iv) ratify the appointment of Ernst & Young LLP as the independent auditors of the Company for fiscal year 2001; and (v) transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

PROXIES AND SOLICITATION

         Any person signing and mailing the enclosed proxy may revoke the proxy at any time prior to its exercise by: (i) executing a subsequent proxy; (ii) notifying the Corporate Secretary of the Company of such revocation in a written notice received by him at Schawk, Inc., 1695 River Road, Des Plaines, Illinois 60018, prior to the Annual Meeting; or (iii) attending the Annual Meeting and voting in person.

         The cost of solicitation of proxies will be borne by the Company. In addition to the use of the mails, proxies may be solicited personally or by telephone or facsimile by Directors of the Company (each a "Director" and collectively, the "Directors") and executive officers and regular employees of the Company. The Company does not now expect to pay any compensation for the solicitation of proxies, but may reimburse brokers and other persons holding shares in their names or in the names of nominees for their expenses in sending proxy material to principals and obtaining their proxies. Equiserve, First Chicago Trust Division, the transfer agent and registrar of the Company's Class A Common Stock, may aid in the solicitation of proxies and will be reimbursed for any expenses incurred as a result of any such activity.

         Shares of the Company represented by properly executed proxies will, unless such proxies have been previously revoked, be voted in accordance with the instructions indicated in the proxies. Unless otherwise instructed in the proxy, the agent named in the proxy intends to cast the proxy votes in the following manner: (i) FOR the election of the nominees for Directors of Schawk;
(ii) FOR the amendment and the restatement of the 1988 Plan as the 2001 Plan;
(iii) FOR the extension of the Outside Directors' Plan; (iv) FOR the ratification of Ernst & Young LLP as independent auditors of the Company for fiscal year 2001; and (v) in the best judgment of the persons named in the proxy as agent, upon any other matters which may properly come before the Annual Meeting.

QUORUM REQUIREMENTS AND VOTING

         The presence, in person or by proxy, of the holders of a majority of the Company's Class A Common Stock outstanding on the record date is required for a quorum at the Annual Meeting. Abstentions will be treated as shares present and entitled to vote for purposes of determining whether a quorum is present, but will not be voted for purposes of determining the approval of any matter submitted to the stockholders for a vote. If a proxy returned by a broker indicates that the broker does not have discretionary authority to vote some or all of the shares covered thereby for any matter submitted to the stockholders for a vote, such shares will be considered to be present for purposes of determining whether a quorum is present, but will not be considered to be present and entitled to vote at the Annual Meeting.

         As to all anticipated votes, each share of Class A Common Stock will have one (1) vote as to each matter to be voted on at the Annual Meeting. Stockholders entitled to vote or to execute proxies are stockholders of record at the close of business on March 30, 2001. The Company had 21,381,907 shares of Class A Common Stock outstanding on such date. The stock transfer books of the Company will not be closed.

INTERESTS OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

         No person being nominated as a Director is being proposed for election pursuant to any agreement or understanding between any such person and the Company.


                        PROPOSAL 1: ELECTION OF DIRECTORS

         At the meeting, seven Directors are to be elected to the Company's Board. The size of the Company's Board of Directors has been fixed at eight members in accordance with the Company's By-laws. The Board intends to fill the vacancy on the Board, but has not identified any candidate to date. Any person appointed by the Board to fill such vacancy in accordance with the Company's By-laws during 2001 will be up for election at the 2002 Annual Meeting.

         Each of the Directors elected at the Annual Meeting will hold office for a term of one year, expiring at the Annual Meeting of Stockholders to be held in 2002, and thereafter until a successor shall be duly elected and qualified. Unless authority to vote is withheld, proxies received in response to this solicitation will be voted FOR the election of the nominees named hereafter, each of whom presently serves as a Director of the Company. It is not contemplated that any of the nominees will be unable or will decline to serve; however, if such a situation arises, the shares represented by the proxies being solicited will be voted FOR the election of a nominee or nominees designated by the Board of Directors of the Company. Proxies may not be voted for more than the seven nominees included in this Proxy Statement.

         Assuming a quorum is present, an affirmative vote of the holders of a plurality of the shares, present and voting at the meeting, is required for a nominee to be elected as a Director. Therefore, abstentions and shares for which authority to vote is not given will have no effect on the election of Directors.

         The Board of Directors is responsible for the overall affairs of the Company. The Board of Directors had four meetings in 2000. Each member of the Board of Directors attended at least 75% of the aggregate of: (i) the total number of meetings of the Board of Directors held; and (ii) the total number of meetings held by all committees of the Board of Directors on which such Director served.

         The Board of Directors currently has an Executive Committee, an Audit Committee, a 401(k) Administration Committee and an Option Committee, whose members are elected by the Board of Directors. The present members of the Executive Committee are: Clarence W. Schawk, David A. Schawk, A. Alex Sarkisian, John T. McEnroe and Hollis W. Rademacher. The Executive Committee is authorized to act on behalf of the Board of Directors in the management of the business and the affairs of the Company and acts as the Compensation Committee for the Board of Directors. The Executive Committee met once in 2000.

         Judith W. McCue, Hollis W. Rademacher and Leonard S. Caronia have been appointed as members of the Audit Committee. The Audit Committee recommends the selection of the Company's independent public accountants, reviews and approves their fee arrangements, examines their detailed findings and reviews areas of possible conflicts of interest and sensitive payments. The Board of Directors has adopted a written charter for the Audit Committee that outlines the responsibilities and processes of the Audit Committee. A copy of the charter is attached as Appendix A to this Proxy Statement. The members of the Audit Committee are "independent" Directors as such term is defined in Sections 303.01(B)(2)(a) and (3) of New York Stock Exchange's listing standards. The Audit Committee met four times in 2000.

         The 401(k) Administration Committee is composed of David A. Schawk and
A. Alex Sarkisian. The 401(k) Administration Committee reviews and selects the agent managing the 401(k) plan and evaluates the participative values. The 401(k) Administration Committee met once in 2000.

         The Option Committee members are Judith W. McCue, Hollis W. Rademacher, John T. McEnroe and Leonard S. Caronia. The Option Committee evaluates the performance of key personnel and makes incentive awards in the form of future exercisable options. The Option Committee met twice in 2000.

         The following is a list of the nominees for election as Directors of the Company, followed by a brief biographic statement of each nominee:

                       NOMINEES FOR ELECTION AS DIRECTORS
                                 OF THE COMPANY
                       ----------------------------------

                               CLARENCE W. SCHAWK
                                 DAVID A. SCHAWK
                             A. ALEX SARKISIAN, ESQ.
                              JUDITH W. MCCUE, ESQ.
                              JOHN T. MCENROE, ESQ.
                              HOLLIS W. RADEMACHER
                               LEONARD S. CARONIA

         Clarence W. Schawk has been Chairman of the Board of the Company since September 1992, when he was also appointed to the Executive Committee. He served as Chief Executive Officer of Filtertek Inc., the Company's predecessor ("Filtertek"), from September 1992 until February 1993. Clarence W. Schawk also served as Chairman of the Board of the corporation previously known as Schawk, Inc. ("Old Schawk") from 1953 until the merger (the "Merger") of Old Schawk and affiliated companies into Filtertek in 1994 and served as Chief Executive Officer until June 1994. He is the father of David A. Schawk, President and Chief Executive Officer of the Company. Clarence W. Schawk previously served as President and a Director of the International Prepress Association. Mr. Schawk also served as a Director of Old Schawk until the Merger. Age: 75

         David A. Schawk was appointed Chief Operating Officer of the Company in September 1992 and elected Chief Executive Officer and President in February 1993. He was appointed to the Board of Directors in September 1992. David A. Schawk served as the President of Old Schawk from 1987 until the Merger. David
A. Schawk serves on the Company's Executive and 401(k) Administration Committees. David A. Schawk is the son of Clarence W. Schawk. David A. Schawk currently serves as a Director of the International Prepress Association. Mr. Schawk also served as a Director of Old Schawk until the Merger. Age: 45

         A. Alex Sarkisian, Esq., was appointed Executive Vice President in 1994 and has served on the Company's Board of Directors and as Corporate Secretary since September 1992. Mr. Sarkisian was the Executive Vice President and Secretary of Old Schawk from 1988 and 1986, respectively, until the Merger. Mr. Sarkisian also served as a Director of Old Schawk until the Merger. He is a member of the Executive and 401(k) Administration Committees. Age: 49

         Judith W. McCue has been a partner with McDermott, Will & Emery since 1995. Prior thereto, Ms. McCue was a partner with Keck, Mahin & Cate where she practiced from 1972 to 1995. Ms. McCue was appointed Director of the Company in September 1992 and is a member of the Audit and Option Committees. Age: 52


         John T. McEnroe, Esq., has been a partner with the law firm of Vedder, Price, Kaufman & Kammholz, counsel to the Company, since May 1992. Prior to this position, he was a partner with the law firm of Keck, Mahin & Cate where he practiced from 1976 to 1992. Mr. McEnroe was appointed a Director of the Company in September 1992 and is a member of the Executive and Option Committees. Age:
49

         Hollis W. Rademacher held various positions with Continental Bank, N.A., Chicago, Illinois, from 1957 to 1993 and was Chief Financial Officer of Continental Bank Corporation, Chicago, Illinois, from 1988 to 1993.

Mr. Rademacher is currently self-employed in the fields of consulting and investments in Chicago, Illinois. Mr. Rademacher was appointed a director of the Company in 1994 and is a member of the Executive, Audit and Option Committees. Mr. Rademacher also serves as a director of CTN Media Group, The Restaurant Company and Wintrust Financial Corporation. Age: 65

         Leonard S. Caronia was appointed a Director of the Company in October 2000. Mr. Caronia is the Co-Founder and Managing Director of the investment banking firm Cochran, Caronia & Company. Prior to forming his company in 1997, Mr. Caronia served as Managing Director of Coopers & Lybrand Securities, LLC. Prior to that, Mr. Caronia was employed at First Chicago Corporation from 1980 until 1993 and was Corporate Senior Vice President and Head of Investment Banking. He is also a member of the Audit and Option Committees. Age: 49

         Currently, all nonemployee Directors of the Company (except for Mr. McEnroe) receive a $500 fee for attendance at each regularly scheduled or special board or committee meeting. All Directors are also reimbursed for ordinary and necessary expenses incurred in attending Board or committee meetings. All nonemployee Directors have received options under the Company's 1991 Outside Directors' Formula Stock Option Plan (the "Outside Directors' Plan"). See "Executive Compensation -- Stock Plans -- 1991 Outside Directors' Formula Stock Option Plan" and "Proposal 3: Extension of the 1991 Outside Directors' Formula Stock Option Plan."

         The following is a brief biographical statement of James J. Patterson, the Chief Financial Officer of the Company:

         James J. Patterson was appointed Senior Vice President and Chief Financial Officer in December 1997. Prior to joining the Company, Mr. Patterson was Vice President - Strategic Purchasing of IMC Global Inc. from March 1996 to September 1997. Mr. Patterson was Vice President and Chief Financial Officer of The Vigoro Corporation from 1993 until it was acquired by IMC Global Inc. in 1996. From 1990 to 1992, Mr. Patterson was Vice President and Controller of Great American Management and Investment, Inc., a diversified holding company, and Vice President and Controller of Capsure Holdings, Inc., a holding company in the specialty insurance business. Mr. Patterson is a Certified Public Accountant. Age: 44

         Officers are elected by the Board of Directors at the first meeting of the newly elected Board of Directors held after each Annual Meeting of Stockholders. Officers hold office for a term of one year and thereafter until a successor has been duly elected and qualified.


            THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION
                 OF THE NOMINEES NAMED IN THIS PROXY STATEMENT.

                             EXECUTIVE COMPENSATION

         The table below sets forth certain information for fiscal years 2000, 1999 and 1998 with respect to the annual and other compensation paid by the Company to: (i) the Chairman of the Board of Directors; (ii) the President and Chief Executive Officer; and (iii) the other executive officers of the Company who were most highly compensated in 2000 (collectively, the "Named Executive Officers") for services rendered in all capacities to the Company.


                           SUMMARY COMPENSATION TABLE



                                                ANNUAL COMPENSATION                  LONG-TERM COMPENSATION
                                        ------------------------------------ ------------------------------------
                                                                                            PAYOUTS       PAYOUTS
                                                                                         ------------    --------
                                                                  OTHER      RESTRICTED    SECURITY
         NAME AND                                                ANNUAL         STOCK     UNDERLYING       LTIP         ALL OTHER
    PRINCIPAL POSITION          YEAR    SALARY      BONUS    COMPENSATION(1)   AWARDS    OPTIONS/SARS     PAYOUTS    COMPENSATION(2)
--------------------------      ----   ---------  ---------  --------------  ----------  ------------     -------    --------------
Clarence W. Schawk,             2000   $ 100,000         --          --          --         50,000          --          $ 5,300
Chairman                        1999     142,408         --          --          --         50,000          --            8,800
                                1998     176,014   $150,000          --          --         36,111          --            8,000

David A. Schawk, President      2000     436,800         --      $6,569          --         30,719          --            8,500
and CEO                         1999     436,800     70,500       8,041          --         95,000          --            8,800
                                1998     408,000    240,000       9,316          --         59,167          --            8,000

A. Alex Sarkisian, Executive    2000     218,400    120,000       8,086          --         13,072          --            8,500
Vice President and Corporate    1999     218,400    120,000       8,086       4,237         40,000          --            8,800
Secretary                       1998     204,000    200,000       8,686       3,565         20,000          --            8,000

James J. Patterson,             2000     185,000     83,580          --          --         25,000          --            8,500
Senior Vice President and       1999     173,250     15,000          --          --         25,000          --            8,800
Chief Financial Officer         1998     163,960     10,000          --          --             --          --            3,888

------------

(1)  Consists primarily of life insurance premiums.

(2) Reflects matching contributions made pursuant to the Company's 401(k) plans to the accounts of such individuals.

         The table below sets forth certain information with respect to stock options granted during fiscal year 2000 to the Named Executive Officers.


                           OPTIONS/SAR GRANTS IN 2000

                           NUMBER OF
                           SHARES OF
                            CLASS A        PERCENTAGE OF                                 POTENTIAL REALIZABLE VALUE
                             COMMON            TOTAL                                     AT ASSUMED ANNUAL RATES OF
                             STOCK          OPTIONS/SARS                                STOCK PRICE APPRECIATION FOR
                           UNDERLYING        GRANTED TO      EXERCISE                            OPTION TERM
                          OPTIONS/SARS      EMPLOYEES IN       PRICE      EXPIRATION    ----------------------------
         NAME               GRANTED         FISCAL YEAR       ($/SH)         DATE           5%($)           10%($)
         ----             ------------      -----------      -------      ----------    ----------------------------
Clarence W. Schawk           50,000            11.60%         7.7625      2/22/10          240,531         612,904
David A. Schawk              30,719            7.12%          7.7625      2/22/10          152,001         380,780
A. Alex Sarkisian            13,702            3.03%          7.7625      2/22/10           64,682         162,035
James J. Patterson           25,000            5.80%          7.7625      2/22/10          123,703         309,889


         The table below sets forth certain information with respect to options and SARs exercised by the Named Executive Officers during fiscal year 2000 and with respect to options and SARs held by the Named Executive Officers at the end of fiscal year 2000. The value of unexercised options and SARs at the end of fiscal year 2000 is based on the closing price of $8.75 reported on the New York Stock Exchange ("NYSE") on December 29, 2000.


              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                      AND FISCAL YEAR-END OPTION/SAR VALUE



                                                               NUMBER OF SECURITIES              VALUE OF UNEXERCISED
                                                              UNDERLYING UNEXERCISED                 IN-THE-MONEY
                                                                 OPTIONS/SARS AT                    OPTIONS/SARS AT
                                                                 DECEMBER 31, 2000                 DECEMBER 31, 2000
                                                          ------------------------------    -------------------------------
                            SHARES
                          ACQUIRED ON        VALUE
         NAME            EXERCISE (#)       REALIZED      EXERCISABLE      UNEXERCISABLE     EXERCISABLE     UNEXERCISABLE
         ----            ------------       --------      -----------      -------------   --------------  ---------------
Clarence W. Schawk            --              --          220,671             50,500           90,252          34,130
David A. Schawk               --              --          292,064             52,882          109,384          23,799
A. Alex Sarkisian             --              --          111,739             22,359           59,990          10,128
James J. Patterson            --              --           39,751             25,250            9,539          19,368


EMPLOYMENT AGREEMENTS

         In January 1991, the Company entered into employment agreements with Clarence W. Schawk and David A. Schawk to serve as executive officers. These agreements, upon review of comparable base salaries for executives of similarly situated companies, have been amended and restated effective October 1, 1994. Each employment agreement, as amended and restated in October 1994, provides for an initial term of 10 years (through December 31, 2004), with one-year extensions thereafter unless terminated by either the Company or the executive. Each employment agreement provides for payment of a base salary, adjustable annually by the Board of Directors based upon a merit review and to account for inflation, as well as an annual bonus consisting of short- and long-term incentives. Clarence W. Schawk's employment agreement provided for a base salary of $100,000 for the calendar year 2000, and David A. Schawk's employment agreement provided for a base salary of $436,800 for the calendar year 2000.

         The short-term bonus plan contemplates cash payments of 5.0% and 3.0% of the excess of "adjusted net income" over $10.0 million with respect to Clarence W. Schawk and David A. Schawk, respectively. "Adjusted net income" means annual net income after taxes but before bonuses to the Chairman and the President of the Company and amortization of goodwill resulting from acquisitions of the Company consummated after January 1, 1995. The amounts of such cash payments are subject to adjustment based upon the Company's financial performance during the relevant fiscal year. The long-term bonus plan contemplates a noncash distribution of options calculated to equal 5.0% and 3.0% of the excess of "adjusted net income" over $10.0 million for Clarence W. Schawk and David A. Schawk, respectively.

STOCK PLANS

1988 Equity Option Plan

         At the Annual Meeting, there will be submitted to the stockholders a proposal to approve the amendment and restatement of the 1988 Plan as the 2001 Plan. For a description of the 2001 Plan, see "Proposal 2: Amendment and Restatement of the 1988 Equity Option Plan."

1991 Outside Directors' Formula Stock Option Plan

         At the Annual Meeting, there will be submitted to the stockholders a proposal to extend the duration of the Outside Directors' Plan for an additional ten years. For a description of the Outside Directors' Plan, see "Proposal 3:
Extension of the 1991 Outside Directors' Formula Stock Option Plan."

Employee Stock Purchase Plan

         The Schawk, Inc. Employee Stock Purchase Plan (the "Stock Purchase Plan") was established to provide employees of the Company and participating subsidiaries an opportunity to own an equity interest in the Company and, through such ownership, to promote their identification with the interest of stockholders, to stimulate their commitment to the business objectives of the Company and the maintain their motivation through the opportunity to share in the growth of the Company. Employees that participate in the plan may buy Class A Common Stock through payroll deductions at a price equal to 85% of the lesser of the fair market value of the Class A Common Stock on the first trading day of the quarter or the last trading day of the quarter. The maximum number of shares issuable under the Stock Purchase Plan shall not exceed 1 million. The maximum amount of Class A Common Stock that may be purchased by an individual employee in any fiscal year is $25,000.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         Decisions regarding the cash compensation paid to Clarence W. Schawk, David A. Schawk, Mr. Sarkisian and Mr. Patterson were made by the Board of Directors for fiscal year 2000. Messrs. Clarence W. Schawk, David A. Schawk and Sarkisian are, and were during all of fiscal 2000, Directors of the Company. All decisions regarding the cash compensation of the Company's executive officers prior to 1999 were made by the Executive Committee of the Board of Directors. Awards under the 1988 Plan are, and if approved by the stockholders, awards under the 2001 Plan will be, administered by the Option Committee. The members of the Executive Committee are Clarence W. Schawk, David A. Schawk, A. Alex Sarkisian, John T. McEnroe and Hollis W. Rademacher. Mr. McEnroe does not receive cash compensation from the Company. The Option Committee is comprised of the Company's Outside Directors (as defined in the Outside Directors' Plan). See "Proposal 3: Extension of the 1991 Outside Directors' Formula Stock Option Plan." Messrs. Clarence W. Schawk, David A. Schawk and Sarkisian participated in the deliberations of the Executive Committee with regard to the compensation of executive officers other than themselves.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16 of the Securities Exchange Act of 1934, as amended, requires Directors, certain officers and certain other owners to periodically file notices of changes in beneficial ownership of the Company's Class A Common Stock with the Securities and Exchange Commission (the "SEC"). To the best of the Company's knowledge, during 2000 all required filings were timely submitted, except as follows. During 2000, one filing representing one transaction was not timely submitted due merely to an administrative oversight by the Company on behalf of Directors Clarence W. Schawk and Leonard S. Caronia. The proper filings have subsequently been made.


                     JOINT REPORT ON EXECUTIVE COMPENSATION

         Under the supervision of the Executive Committee and the Option Committee, the Company has developed and implemented compensation policies, plans and programs which seek to enhance the profitability of the Company, and thus stockholder value, by aligning the financial interests of the Company's executive officers with those of its stockholders. In furtherance of these goals, annual base salaries are generally set at or below competitive levels. Generally, the Company relies to a large degree on annual bonus, if any, and stock option incentives to attract and retain executive officers and other key employees of outstanding ability, and to motivate them to perform to the full extent of their abilities. Both types of incentive compensation are closely tied to the performance of the Company and the individual in a manner that encourages a sharp and continuing focus on building profitability and stockholder value.

         During 1993, the Executive Committee reviewed, reevaluated and approved an annual salary plan for the Company. This salary plan was developed based on industry, peer group and market surveys and performance judgments as to the past and expected future contributions of each individual executive officer, targeting the salaries to the median level of comparable companies. The plan was reviewed and updated in 1997.

         Individual bonus arrangements can be established for certain key executive officers to attain a particular or group of particular goals or levels of performance.

         The cash compensation paid to Clarence W. Schawk, David A. Schawk, Mr. Sarkisian and Mr. Patterson was determined by the Executive Committee and approved by the Board of Directors of the Company for fiscal year 2000.

         In January 1991, the Company entered into employment contracts with Clarence W. Schawk and David A. Schawk, respectively, after approval by the Board of Directors (Clarence W. Schawk and David A. Schawk abstaining from such vote). These agreements were amended and restated effective October 1, 1994, after a review of comparable base salaries for executives of similarly situated companies. The agreements provide for base salary and annual bonuses based on formula performance measures. The Board of Directors can adjust the base salary annually based upon merit review. See "Executive Compensation -- Employment Agreements."

         During each fiscal year the Option Committee considers the desirability of granting executive officers and other key employees of the Company stock options. The granting of stock options is based upon the overall performance of the Company and the performance of each particular employee. The Option Committee considers such performance and the recommendations of management in determining the amounts recommended to be granted. The Option Committee believes its pattern of grants has successfully focused the Company's executive officers and other key employees on building profitability and stockholder value. For fiscal 2000, options were granted to executive officers in furtherance of this philosophy. The number of options granted to the respective executive officers reflects the Option Committee's assessment of the particular officer's level of responsibility and its desire to match the award level with the executive's responsibility level. The purpose of these awards is to reward such officers for their performance with respect to the Company and to give such officers a stake in the Company's future, which is directly aligned with the creation of stockholder value.

         The Executive Committee does not believe that the provisions of the Revenue Reconciliation Act of 1993 will limit the deductibility of compensation expected to be paid by the Company; however, the Executive Committee will continue to evaluate the impact of such provisions and take such actions as it deems appropriate.

         This report is submitted by the members of the Company's Executive Committee and Option Committee.


               Executive Committee:             Option Committee:
               Clarence W. Schawk               Judith W. McCue
               David A. Schawk                  John T. McEnroe
               A. Alex Sarkisian                Hollis W. Rademacher
               John T. McEnroe                  Leonard S. Caronia
               Hollis W. Rademacher

                                PERFORMANCE GRAPH


         The graph below sets forth a comparison of the yearly percentage change in the cumulative total return for the five-year period beginning December 31, 1995, on the Company's Class A Common Stock, the RUSSELL 2000 Small Stock Index ("RUSSELL 2000"), a broad-based market index, and a peer group (the "Peer Group") of common stocks which includes Schawk and two other companies which the Company selected based on the comparable businesses of these companies. Currently, the Peer Group consists of Applied Graphics Technologies, Inc., Matthews International Corporation and Schawk. Previously, the Peer Group consisted of the following five companies: Big Flower Holdings, Inc., World Color Press, Inc., Unidigital Inc., Applied Graphics Technologies, Inc and Schawk. In 1999, Big Flower Holdings, Inc. and World Color Press, Inc. terminated their registrations under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). In 2000, Unidgital Inc. discontinued its prepress operations. Following an assessment of the industry in which the Company operates, one additional public company was deemed to have a comparable business and added to the Peer Group. The Company intends to continue to evaluate and identify potential companies which may be appropriate for its Peer Group.


         [PERFORMANCE GRAPH]


         The relative performance of the Company's Class A Common Stock, the RUSSELL 2000 and the Peer Group is as follows:


           NAME                  1995        1996       1997        1998        1999        2000
---------------------------     ------     -------     -------     ------      -------     -------
Schawk, Inc.                    100.00      136.55      180.41     226.77       142.45      147.90
RUSSELL 2000 Index              100.00      116.44      142.29     138.40       163.08      156.73
Peer Group                      100.00      169.94      280.92     189.78       130.51      114.64

         The Joint Report on Executive Compensation and the Performance Graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended (the "Securities Act") or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth information regarding the shares beneficially owned as of March 30, 2001: (i) by each person who is known by the Company to own beneficially more than 5% of the outstanding shares of Class A Common Stock; (ii) by each Director of the Company, including the nominees for reelection as Directors; (iii) by each Named Executive Officer; and (iv) by all Directors and executive officers of the Company as a group. All information with respect to beneficial ownership has been furnished to the Company by the respective stockholders.


                                                                       AMOUNT OF                  PERCENTAGE OF
NAME OF BENEFICIAL OWNER                                        BENEFICIAL OWNERSHIP(1)         CLASS OUTSTANDING
------------------------                                        -----------------------         -----------------
Clarence W. Schawk(2).......................................       10,818,062(3)                       50.0%
David A. Schawk(2)..........................................        1,735,913(4)                        8.0
A. Alex Sarkisian...........................................        1,408,962(5)(6)                     6.5
James J. Patterson..........................................           81,319(7)                          *
John T. McEnroe.............................................           57,687(8)                          *
Judith W. McCue.............................................           44,960(9)                          *
Hollis W. Rademacher........................................          30,950(10)                          *
Leonard S. Caronia..........................................           5,650(11)                          *
Cathy Ann Schawk(2)(12).....................................       1,098,871(13)                        5.1
Judith Lynn Gallo(2)(14)....................................         904,262(15)                        4.2
Lisa Beth Stearns(2)(16)....................................         863,760(17)                        4.0
Myron M. Kaplan.............................................       1,845,500(18)                        8.6
Executive Officers and Directors as a group
    (9 persons).............................................      12,946,010(19)                       58.0%

------------

*    Less than 1%

(1) Unless otherwise indicated, beneficial ownership is direct and the person indicated has sole voting and investment power.

(2) Each is a member of Clarence W. Schawk's immediate family (the "Schawk Family"). The address for each of the Schawk Family members is 1695 River Road, Des Plaines, Illinois 60018.

(3) Includes currently exercisable options to purchase 260,661 shares; 630,313 shares held directly by Mr. Schawk's wife; and 8,017,524 shares held by SGK Investments Limited Partnership (the "Schawk Family Partnership"), a family limited partnership, with respect to which Mr. Schawk or his wife has voting power. Clarence W. Schawk is the managing general partner of the Schawk Family Partnership and has investment power with respect to all of the 9,194,822 shares of Class A Common Stock held by the Schawk Family Partnership. Does not include 1,177,298 shares held by the Schawk Family Partnership for which Clarence W. Schawk does not have voting power, shares beneficially owned by Clarence W. Schawk's son, David A. Schawk, or shares beneficially owned by Clarence W. Schawk's daughters, Cathy Ann Schawk, Judith Lynn Gallo and Lisa Beth Stearns, or held in family trusts for the benefit of certain of his grandchildren. Clarence W. Schawk does not share voting power over shares of the Company held by or on behalf of his children or grandchildren.

(4) Includes currently exercisable options to purchase 357,491 shares and 91,673 shares held by the Schawk Family Partnership with respect to which Mr. Schawk has voting power. Mr. Schawk is a general partner of the Schawk Family Partnership. Does not include shares beneficially owned by David A. Schawk's father, Clarence W. Schawk, or shares beneficially owned by or held in family trusts for the benefit of David A. Schawk's sisters, Cathy Ann Schawk, Judith Lynn Gallo and Lisa Beth Stearns, and certain of Clarence W. Schawk's grandchildren. Includes 475 shares held in joint tenancy and as custodian for minors gifted to David A. Schawk's friends.

(5)  Includes currently exercisable options to purchase 134,493 shares.

(6) Includes 800,649 shares held by various Schawk Family trusts for the benefit of certain of Clarence W. Schawk's grandchildren and 465,777 shares held by the Schawk Family Partnership with respect to which Mr. Sarkisian has voting power as trustee for Clarence W. Schawk's grandchildren.

(7)  Includes currently exercisable options to purchase 68,051 shares.

(8) Includes currently exercisable options to purchase 34,960 shares, 20,220 shares owned indirectly by his spouse and 1,001 shares held in a retirement trust account.

(9) Includes currently exercisable options to purchase 34,960 shares and the indirect ownership of 10,000 shares held in retirement trust accounts.

(10) Includes currently exercisable options to purchase 29,950 shares.

(11) Includes currently exercisable options to purchase 1,650 shares.

(12) Ms. Schawk is the daughter of Clarence W. Schawk and sister of David A. Schawk, Judith Lynn Gallo and Lisa Beth Stearns.

(13) Includes 289,500 shares held by the Schawk Family Partnership with respect to which Ms. Schawk has voting power.

(14) Ms. Gallo is the daughter of Clarence W. Schawk and the sister of David A. Schawk, Cathy Ann Schawk and Lisa Beth Stearns.

(15) Includes 156,000 shares held by the Schawk Family Partnership with respect to which Ms. Gallo has voting power. Does not include shares held in trust for the benefit of Ms. Gallo's child.

(16) Ms. Stearns is the daughter of Clarence W. Schawk and the sister of David
     A. Schawk, Cathy Ann Schawk and Judith Lynn Gallo.

(17) Includes 174,348 shares held by the Schawk Family Partnership with respect to which Ms. Stearns has voting power. Does not include shares held in trusts for the benefit of Ms. Stearns' children.

(18) Based on information disclosed in Amendment No. 1 to Schedule 13G filed by Mr. Kaplan with the Securities and Exchange Commission on February 14, 2001. Mr. Kaplan's address if P.O. Box 385, Leonia, New Jersey 07605.

(19) Includes currently exercisable options to purchase an aggregate of 944,944 shares held by certain executive officers and Directors.


                              CERTAIN TRANSACTIONS

         Clarence W. Schawk owns Geneva Waterfront, Inc. a Wisconsin corporation that owns the Geneva Inn, a hotel in Lake Geneva, Wisconsin. The Company had an amount due to Geneva Waterfront, Inc. of $433,492 at December 31, 2000. Prior to July of 1999, Geneva Waterfront, Inc. employees were eligible to participate in the Company's health plan. In 1998 and 1999, the Company received $266,754 and $107,964, respectively, in insurance premium reimbursements from Geneva Waterfront, Inc.

         Prior to November 30, 2000, the Company's facilities at 1200 West Monroe Street, Chicago, Illinois were leased from the Clarence W. Schawk 1979 Children's Trust, a trust established for the benefit of the children of Clarence W. Schawk, including David A. Schawk. In November 2000, the lease was terminated and the Company relocated its facilities. The amount paid by the Company in 1998, 1999, and 2000 under this lease was $380,355, $380,355, and $348,659, respectively.

         The Company's facility at 1600 East Sherwin Avenue, Des Plaines, Illinois is leased from Graphics IV, Ltd., an Illinois limited partnership, whose partners are the children of Clarence W. Schawk. Prior to November 2000, the company had leased this facility from an unrelated party, with Graphics IV holding an option to purchase the land and building at 70% of market value. The purchase option was exercised in November 2000, the lease with the unrelated party was terminated and a new lease was executed with Graphics IV, with a monthly rent equivalent to that of the prior lease. The amount paid by the Company in 1998, 1999, and 2000 under the prior lease was $679,347, $679,347 and $622,735, respectively.


      PROPOSAL 2: AMENDMENT AND RESTATEMENT OF THE 1988 EQUITY OPTION PLAN

PROPOSED AMENDMENT AND RESTATEMENT

         At the Annual Meeting, there will be submitted to stockholders a proposal to approve the amendment and restatement of the Company's 1988 Equity Option Plan (the "1988 Plan") as the 2001 Equity Option Plan (the "2001 Plan"). In addition to changing the name to the 2001 Plan, the amendment and restatement
(i) increases the number of shares of Class A Common Stock available for issuance under the 2001 Plan by 1,000,000 shares; (ii) extends the expiration date of the 2001 Plan for an additional ten years; and (iii) reflects certain other administrative revisions. Directors approved the 2001 Plan on February 27, 2001, subject to stockholder approval at the Annual Meeting. The 2001 Plan will not take effect unless it is approved and adopted by the affirmative vote of a majority of the holders of the outstanding shares of Class A Common Stock of the Company present or represented and entitled to vote at the Annual Meeting. Abstentions will have the effect of voting against Proposal 2.

         The Board of Directors of the Company believes that stock-based awards are effective in attracting and retaining key officers and employees and in more closely aligning the interests of these individuals with those of the Company's stockholders. Of the 2,252,250 shares authorized for issuance under the 1988 Plan, only 303,490 shares remained available for option grants as of March 30, 2001. As of that same date, the closing price for the Class A Common Stock was $8.90 as reported on the NYSE.

         Based upon the fact that only 303,490 shares remain available for grants as of March 30, 2001, the Board has determined that additional shares authorized for issuance under the 2001 Plan are necessary if the Company and its stockholders are to be able to continue to use awards under the 2001 Plan to attract and retain key officers and employees. As a result, the Board of Directors has approved, subject to approval by the stockholders at the Annual Meeting, the 2001 Plan to incorporate the changes described above. No determination can be made as to the amount or terms of any future awards that will be made from the additional 1,000,000 shares proposed to be available for awards under the 2001 Plan or the recipients thereof.

         Following is a summary of the material terms of the 2001 Plan. This summary is qualified in its entirety by reference to the full text of the 2001 Plan which is set forth as Appendix B to this Proxy Statement.

PURPOSE

         The purpose of the Plan is to promote the interest of the Company and its subsidiaries by providing an incentive for certain key officers and employees of the Company and its subsidiaries to join and remain in the service of the Company and its subsidiaries, to maintain and enhance the long-term profitability of the Company and its subsidiaries and to acquire a proprietary interest in the success of the Company.

RESERVATION OF SHARES

         As proposed, the 2001 Plan will permit the grant of awards to purchase up to 3,252,250 shares of Class A Common Stock of the Company. Authorized but unissued shares and treasury shares may be made available for issuance under the 2001 Plan. Shares awarded pursuant to grants which, by reason of the expiration, cancellation or other termination prior to issuance are not issued, and restricted shares that are forfeited after their issuance, shall again be available for future grants.

ADMINISTRATION

         The 2001 Plan will continue to be administered, construed and interpreted by the Option Committee of the Board of Directors of the Company (the "Committee"). Consistent with the terms of the 2001 Plan, the Committee will select the individuals who shall participate in the 2001 Plan, will determine the sizes, types, terms and conditions of options or other benefits to be granted and establish and amend the rules and regulations for the 2001 Plan's administration.

ELIGIBILITY

         Officers and employees are eligible to receive awards under the 2001 Plan.

AWARDS AVAILABLE UNDER THE 2001 PLAN

         Awards may be made under the 2001 Plan in the form of stock and stock equivalent awards, "incentive stock options" ("ISOs") as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), nonstatutory stock options ("NSOs"), stock appreciation rights related to an option, stock appreciation rights not related to an option and stock depreciation rights, or a combination thereof. Since its inception in 1988, awards have only been made in the form of ISOs and NSOs. The Committee has voted not to make any awards in the form of stock depreciation rights.

PERFORMANCE AWARDS AND FIXED AWARDS

         Awards may be made in the form of either performance awards or fixed awards. Performance awards may be made in terms of a stated potential maximum number of shares, share equivalents, shares subject to an option, stock appreciation rights or stock depreciation rights, with the actual number or kind to be determined by reference to a level of achievement or vesting schedule to be determined by the Committee. No right or interest of any kind shall vest in an individual receiving a performance award until the conclusion of the relevant period or periods and the determination of a level of achievement specified in the award unless the Committee, in its sole discretion, shall determine otherwise. Fixed awards may be made which are not contingent on the performance of objectives but which are contingent on the grantees continuing in the employ of the Company, meeting specific vesting requirements, rendering consulting services or refraining from competitive activities for a period to be specified in the award.

STOCK AND STOCK EQUIVALENT AWARDS

         Stock and stock equivalent awards, whether performance awards or fixed awards, may be made in the form of shares of Class A Common Stock or stock equivalents. Such awards may be subject to no contingencies or may be forfeitable and/or with restrictions on transfer as determined by the Committee. Awards may be made in the form of shares which are subject to restrictions on transfer, as determined by the Committee. Unless otherwise provided by the Committee, a grantee who receives shares of restricted Class A Common Stock shall have the right to vote the shares and to received dividends thereon from the date of issuance, unless and until forfeited. Stock equivalent awards shall be paid to the participant either in shares of Class A Common Stock having a fair market value equal to the maturity value of the award or in cash equal to the maturity value of the award or in such combination thereof as the Committee shall, in its sole discretion, determine.

STOCK OPTIONS

         Options, whether performance awards or fixed awards, may be made in the form of ISOs or NSOs. Options granted under the 2001 Plan are subject to a vesting schedule which provides that such options will vest in one-third increments on the date of grant and the first and second anniversaries of the date of grant. No option shall be exercisable more than ten years after the date of grant. The purchase price, which is payable upon exercise of the option, shall not be less than 100% of the fair market value of the underlying Class A Common Stock on the date of grant; provided, however, that the exercise price of any ISO granted to a person owning more than 10% of the Class A Common Stock of the Company must not be less than 110% of the fair market value of such shares on the date of grant and shall not be exercisable more than five years after the date of grant. The purchase price may be paid in cash, or in shares of

Class A Common Stock having a fair market value (determined as of the date such option is exercised) equal to the purchase price, or a combination thereof.

         The 2001 Plan provides that the aggregate fair market value (determined as of the time the option is granted) of the Class A Common Stock for which ISOs may be exercised for the first time by any optionee during any calendar year (under all plans of the Company) may not be exceed $100,000.

STOCK APPRECIATION RIGHTS

         The Committee may grant stock appreciation rights ("SARs") entitling the grantee to receive cash or shares of Class A Common Stock having a fair market value equal to the appreciation in market value of a stated number of shares of Class A Common Stock from the date of grant (unrelated SARs) or such rights may be granted in tandem with, or by reference to, a stock option granted either at the time the related option is granted or any time thereafter prior to exercise, termination or cancellation of the option (related SARs). SARs may be granted in the form of performance awards or fixed awards. The Committee may grant SARs on such terms and conditions as the Committee shall, from time to time, determine, except that no SAR will be exercisable during the first year of its term or more than ten years after the date of grant. Exercise of all or any part of a related SAR would reduce on a share for share basis the number of shares subject to a grantee's related stock option. Payment to the grantee upon exercise of a SAR may be made in cash, in Class A Common Stock or by a combination of the two as determined by the Committee in its sole discretion.

TERMINATION OF EMPLOYMENT OR DEATH

         All options and SARs granted under the 2001 Plan shall be exercisable only during the grantee's continual employment and for such period thereafter, if any, as shall be determined by the Committee, but in no event, after the date on which the option or SAR expires or the date which is six months (three months in the case of ISOs) from the date on which the grantee ceases to be employed by the Company or any of its subsidiaries, whichever is earlier. The executor, administrator or personal representative of a deceased employee may exercise any option or SAR previously granted to such deceased employee through a period to be determined by the Committee, but not to exceed the date on which the option or SAR expires or six months after the date of the death of such grantee, whichever is earlier. The Committee shall have discretion to determine whether to accelerate or vest any performance awards at the time of death.

LIMITED TRANSFERABILITY

No right granted to any grantee under the 2001 Plan shall be assignable or transferable, other than by will or by the laws of descent and distribution and subject to the foregoing provisions relating to exercise following the death of the grantee.

EFFECTIVE DATE, TERMINATION AND AMENDMENT

         The 1988 Plan was effective May 4, 1988, the date of original adoption by the stockholders and has been amended in the interim. The 2001 Plan will take effect upon the approval and adoption by the stockholders at the Annual Meeting. As proposed, the 2001 Plan will continue in effect through May 16, 2011, but all awards granted under the 1988 Plan or the 2001 Plan prior to such date will remain in effect in accordance with their terms. The Board of Directors of the Company may, from time to time, suspend or discontinue the 2001 Plan or revise or amend it in any respect whatsoever, except that no such amendment shall alter or impair any rights or obligations under any award theretofore made under the Plan without the consent of the person to whom such award was made; and provided further, that no such amendment shall, without the approval by the holders of a majority of the outstanding shares of Class A Common Stock of the Company, (i) increase the number of shares of Class A Common Stock in respect of which share awards, options and unrelated SARs may be granted; (ii) modify the class of eligible employees; or (iii) materially increase the benefits accruing to participants under the 2001 Plan.

REORGANIZATION/ACCELERATION

         In the event of certain mergers, consolidations, reorganizations or liquidation of the Company (each such event being hereafter referred to as a "Reorganization Event") the Board shall, in the event the Company will not survive such Reorganization Event, and may, in its discretion in all other instances, advance the dates of the terms upon which any and all outstanding options and/or SARs shall be exercisable and give written notice to each grantee providing that his or her options and/or SARs will be terminated unless exercised within such period as the Board shall determine. The Company shall also have the right to cancel any options upon the execution of an agreement to sell all or substantially all of the Company's stock or assets by payment to the optionees of the fair market value of the outstanding options.

ADJUSTMENTS UPON CHANGES IN CAPITALIZATION

         In the event of an increase or decrease in the number of issued shares of Class A Common Stock resulting from certain events, the number of shares authorized for issuance under the 2001 Plan, the number of shares subject to then outstanding stock equivalent awards, options and unrelated SARs and the option exercise price and appreciation base of such stock equivalent awards, options and SARs will be proportionately adjusted. Adjustments shall be made by the Board, whose determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive.

RIGHTS AS STOCKHOLDER

         The grantee of a stock equivalent award, option or SAR has no rights as a stockholder with respect to any shares covered by such award until the issuance of a stock certificate evidencing ownership of such shares.

FEDERAL INCOME TAX CONSEQUENCES

         The following general description of federal income tax consequences is based upon current statutes, regulations and interpretations. This description is not intended to address specific tax consequences applicable to an individual grantee who receives awards.

         A grantee who is granted an ISO will generally not be deemed to have recognized taxable income upon grant or exercise of such option, provided that shares transferred in connection with the exercise are not disposed of by the grantee until the later of one year after the date the shares are transferred in connection with the exercise of the ISO or two years after the date of grant of such option. If the holding periods are satisfied, upon disposal of the shares, the aggregate difference between the per share option exercise price and the per share fair market value of the Class A Common Stock is recognized as income taxable at long-term capital gains rates. No compensation deduction may be taken by the Company as a result of the grant or exercise of ISOs, assuming these holding periods are met.

         In the case of a NSO, a grantee will recognize ordinary income upon exercise of such option in an amount equal to the aggregate amount by which the per share exercise price is exceeded by the per share fair market value of the Class A Common Stock. The Company will generally be entitled to a corresponding tax deduction for the same amount.

         In the event shares received through the exercise of an ISO are disposed of prior to the satisfaction of the holding periods (a "disqualifying disposition"), the exercise of the option will be treated as the exercise of a NSO, except that the optionee will recognize ordinary income for the year in which the disqualifying disposition occurs. The amount of any ordinary income deemed to have been received by an optionee upon the exercise of a NSO or due to a disqualifying disposition will be a deductible expense of the Company for tax purposes.

         The grant of a SAR will produce no federal tax consequences for the grantee or the Company. The exercise of a SAR results in income to the grantee, taxable at ordinary income tax rates, equal to the difference between the exercise price of the shares and the fair market value of the shares on the date of exercise, and, generally, a corresponding tax deduction to the Company.

         A grantee who has received Class A Common Stock granted as restricted stock under the 2001 Plan will not realize taxable income at the time of the grant, and the Company will not be entitled to a tax deduction at the time of the grant, unless the grantee makes an election to be taxed at the time of the grant. When the restrictions lapse, the grantee will recognize income, taxable at ordinary income tax rates, in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares. The Company will be entitled to a corresponding tax deduction. Dividends paid to the grantee during the restriction period will be compensation income to the grantee and deductible as such by the Company. The holder of restricted stock may elect to be taxed at the time of grant of the restricted stock award on the fair market value of the shares, in which case (i) the Company will be entitled to a deduction at the same time and in the same amount, (ii) dividends paid to the grantee during the restriction period will be taxable as dividends to him and not deductible by the Company, and (iii) there will be no further federal income tax consequences when the restrictions lapse.

         A grantee who has been granted a performance share or unit will not realize taxable income at the time of the grant, and the Company will not be entitled to a tax deduction at such time. A grantee will realize ordinary income at the time the award is paid equal to the amount of cash paid or the value of shares delivered, and the Company will have a corresponding tax deduction.

         The federal income tax deduction which the Company may take for otherwise deductible compensation payable to certain executive officers may be limited by Code Section 162(m) to $1 million. Under Code Section 162(m), the deduction limit on compensation does not apply to compensation deemed under Code
Section 162(m) to be "performance-based." The determination of whether compensation related to awards granted under the 2001 Plan is performance-based will be dependent upon a number of factors, including stockholder approval of the 2001 Plan. Code Section 162(m) also prescribes certain limitations and procedural requirements in order for compensation to qualify as performance-based.



      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 2 TO AMEND AND
                    RESTATE THE 1988 PLAN AS THE 2001 PLAN.


 PROPOSAL 3: EXTENSION OF THE 1991 OUTSIDE DIRECTORS' FORMULA STOCK OPTION PLAN

         At the Annual Meeting, there will be submitted to stockholders a proposal to approve an amendment to the Company's 1991 Outside Directors' Formula Stock Option Plan, as amended (the "Outside Directors' Plan"), to extend the duration thereof for an additional ten years. Under its existing terms, the Outside Directors' Plan would expire on September 5, 2001 and no more option grants could be made beyond that date. The Board of Directors of the Company believes that the success of the Company depends on its ability to attract and retain highly qualified and motivated Directors. The Outside Directors' Plan enhances that ability and provides additional incentives to such individuals to advance the interests of the Company and its stockholders. As a result, the Board of Directors has determined that the duration of the Outside Directors' Plan should be extended an additional ten years which, if approved by the stockholders at the Annual Meeting, would enable the Outside Directors' Plan to continue in effect through May 16, 2011. The affirmative vote of a majority of the holders of the outstanding shares of the Class A Common Stock of the Company present or represented and entitled to vote at the Annual Meeting is required to constitute stockholder approval of this Proposal 3. Abstentions will have the effect of voting against Proposal 3.

         The following is a summary of the material terms of the Outside Directors' Plan, as proposed to be amended, which is qualified in its entirety by reference to the full text of the Outside Directors' Plan which is set forth as Appendix C to this Proxy Statement.

         The Outside Directors' Plan provides that each "Outside Director" (defined in the Outside Directors' Plan as any Director who is not a compensated employee of the Company) receive a nonqualified stock option to purchase 5,000 shares upon his or her election, and subsequent reelection, to the Board of Directors at an exercise price equal to the fair market value of such shares on the date of election or reelection as a Director. Only the number of shares specified by such formula is eligible for grant under the Outside Directors' Plan. Options granted under the Outside Directors' Plan are exercisable for a term of 10 years from the date of grant and vest in one-third increments on the date of grant and on the first and second anniversaries of the date of grant. In 2000, Mr. McEnroe, Ms. McCue and Mr. Rademacher each received options to purchase 5,000 shares at a per share exercise price of $8.00 and Mr. Caronia received options to purchase 5,000 shares at a per share exercise price of $8.75.

         For a description of the federal income tax consequences relating to the grant of nonqualified stock options, see "Proposal 2: Amendment and Restatement of the 1988 Equity Option Plan -- Federal Income Tax Consequences."

             THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 3 TO EXTEND THE DURATION OF THE OUTSIDE DIRECTORS' PLAN.

                PROPOSAL 4: RATIFICATION OF INDEPENDENT AUDITORS

         The Board of Directors, based upon the recommendation of the Audit Committee, has selected Ernst & Young LLP as the independent auditors for the Company for fiscal year 2001, subject to ratification of such selection by the stockholders. The affirmative vote of a majority of the holders of the outstanding shares of the Class A Common Stock of the Company present or represented and entitled to vote at the Annual Meeting is required to ratify the selection of Ernst & Young LLP. Abstentions will have the effect of voting against Proposal 4.

         Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will be available to respond to any appropriate questions raised at the meeting and to make a statement if such representatives so wish.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 4 TO RATIFY THE
                     SELECTION OF THE INDEPENDENT AUDITORS.


                             AUDIT COMMITTEE REPORT

         The Audit Committee of the Company's Board of Directors is composed of three independent Directors and operates under a written charter adopted by the Board of Directors and the Audit Committee. A copy of this charter is attached as Appendix A to this Proxy Statement. The Board appoints the Audit Committee, which shall consist of no fewer than three Directors. The Audit Committee assists the Board, through review and recommendation, in its oversight responsibility related to the quality and integrity of the Company's financial information and reporting functions, the adequacy and effectiveness of the Company's system of internal accounting and financial controls, and the independent audit process.

         The responsibility for the quality and integrity of the Company's financial statements and the completeness and accuracy of its internal controls and financial reporting process rests with the Company's management. The Company's independent public accountants, Ernst & Young LLP ("Ernst & Young"), are responsible for performing an audit and expressing an opinion as to whether the Company's financial statements are fairly presented, in all material respects, in conformity with generally accepted accounting principles.

         The Audit Committee reviewed and discussed with management and Ernst & Young the audited financial statements of the Company for the year ended December 31, 2000. The Audit Committee also reviewed and discussed with Ernst & Young the matters required to be discussed by Statement on Auditing Standards No. 61, as amended ("Communication with Audit Committees"), as currently in effect.

         Ernst & Young also provided to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 ("Independence Discussions with Audit Committees"), as currently in effect. The disclosures described the relationships and fee arrangements between the firm and the Company. Consistent with Independence Standards Board Standard No. 1 and the SEC's "Revision of the Commission's Auditor Independence Requirements," which became effective February 5, 2001, the Audit Committee considered whether the provision of non-audit services by Ernst & Young to the Company for the fiscal year ended December 31, 2000 is compatible with maintaining Ernst & Young independence, and has discussed with representatives of Ernst & Young that firm's independence from the Company.

         The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting and are not experts in the fields of accounting or auditing, including in respect of auditor independence. Members of the Audit Committee rely without independent verification on the information provided to them and on the representations made by management and Ernst & Young. Accordingly, the Audit Committee's oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal control and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee's considerations and discussions referred to above do not assure that the audit of the Company's financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that Ernst & Young is in fact "independent."

         Based on the above-mentioned reviews and discussions with management and Ernst & Young, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above, and as described in its charter, the Audit Committee, exercising its business judgment, recommended to the Board of Directors that the Company's audited financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2000, for filing with the SEC.

         This report is submitted on behalf of the members of the Audit
Committee:

                              Judith W. McCue
                              Hollis W. Rademacher
                              Leonard S. Caronia

         The foregoing Audit Committee Report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

AUDIT FEES

         Ernst & Young has billed the Company $239,750, in the aggregate, for professional services rendered by them for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2000, and the reviews of the interim financial statements included in the Company's Quarterly Reports on Form 10-Q filed with the SEC during the fiscal year ended December 31, 2000.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

         No professional services of the nature described in Regulation S-X Rule 2-01(c)(4)(ii) during the fiscal year ended December 31, 2000 were billed to the Company by Ernst & Young.

ALL OTHER FEES

         Ernst & Young has billed the Company $299,264, in the aggregate, for all other services rendered by them exclusive of those described above under "Audit Fees" and "Financial Information Systems Design and Implementation Fees," during the fiscal year ended December 31, 2000. This amount includes audit-related services of $5,000 and non-audit services of $294,264. Audit-related services consisted of an audit to determine the amount of contingent purchase price on a business previously acquired by the Company. Non-audit services generally include tax return review and tax consultation services.

         The Audit Committee has considered whether the services described under the caption "Financial Information Systems Design and Implementation Fees" and "All Other Fees" performed by the independent auditors to the Company are compatible with maintaining the auditor's independence.


                                  OTHER MATTERS

         The Board of Directors knows of no matters other than those described above that may come before the Annual Meeting. As to other matters, if any, that properly may come before the Annual Meeting, the Board of Directors intends that proxies in the accompanying form will be voted in respect thereof in accordance with the judgment of the person voting the proxies.

                  STOCKHOLDER PROPOSALS FOR 2002 ANNUAL MEETING

         Stockholder proposals for inclusion in the Company's Proxy Statement for the 2002 Annual Meeting of Stockholders must be received by the Company not later than December 18, 2001. The person submitting the proposal must have been a record or beneficial owner of shares of Class A Common Stock for at least one year, and the securities so held must have a market value of at least $1,000.

         Additionally, if a proponent of a stockholder proposal at the 2002 Annual Meeting of Stockholders fails to provide notice of the intent to make such proposal by personal delivery or mail to the Company on or before March 3, 2002 (or by an earlier or later date, if such date is established by amendment to the Company's By-laws), then any proxy solicited by management may confer discretionary authority to vote on such proposal.

                                             By Order of the Board of Directors,


                                             /s/ A. Alex Sarkisian

Des Plaines, Illinois                        A. ALEX SARKISIAN, Esq.
April 17, 2001                               Executive Vice President and
                                             Corporate Secretary

         THE COMPANY'S FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2000 (EXCLUDING EXHIBITS UNLESS SPECIFICALLY INCORPORATED THEREIN) IS AVAILABLE WITHOUT CHARGE UPON REQUEST TO A. ALEX SARKISIAN, ESQ., CORPORATE SECRETARY, AT SCHAWK, INC., 1695 RIVER ROAD, DES PLAINES, ILLINOIS 60018, (847) 827-9494.

                                   APPENDIX A

                                  SCHAWK, INC.
                             AUDIT COMMITTEE CHARTER

ORGANIZATION

         This charter governs the operations of the audit committee. The committee shall review and reassess the charter at least annually and obtain the approval of the board of directors. The committee shall be appointed by the board of directors and shall comprise at least three directors, each of whom is independent of management and the Company. Members of the committee shall be considered independent if they have no relationship that may interfere with the exercise of their independence from management and the Company. All committee members shall be financially literate, or shall become financially literate within a reasonable period of time after appointment to the committee, and at least one member shall have accounting or related financial management expertise.

STATEMENT OF POLICY

         The audit committee shall provide assistance to the board of directors in fulfilling their oversight responsibility to the shareholders, potential shareholders, the investment community, and others relating to the Company's financial statements and the financial reporting process, the systems of internal accounting and financial controls, the annual independent audit of the Company's financial statements, and the legal compliance and ethics programs as established by management and the board. In so doing, it is the responsibility of the committee to maintain free and open communication between the committee, independent auditors and management of the Company. In discharging its oversight role, the committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and the power to retain Outside counsel, or other experts for this purpose.

RESPONSIBILITIES AND PROCESSES

         The primary responsibility of the audit committee is to oversee the Company's financial reporting process on behalf of the board and to report the results of their activities to the board. Management is responsible for preparing the Company's financial statements, and the independent auditors are responsible for auditing those financial statements. The committee in carrying out its responsibilities believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The committee should take the appropriate actions to set the overall corporate "tone" for quality financial reporting, sound business risk practices, and ethical behavior.

         The following shall be the principal recurring processes of the audit committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the committee may supplement them as appropriate.

         - The committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the board and the audit committee, as representatives of the Company's shareholders. The committee shall have the ultimate authority and responsibility to evaluate and, where appropriate, recommend the replacement of the independent auditors. The committee shall discuss with the auditors their independence from management and the Company and the matters included in the written disclosures required by the Independence Standards Board. Annually, the committee shall review and recommend to the board the selection of the Company's independent auditors, subject to shareholders' approval.

         - The committee shall discuss with the independent auditors the overall scope and plans for their audits including the adequacy of staffing and compensation. Also, the committee shall discuss with management, and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company's system to monitor and manage business risk, and legal and ethical compliance programs. Further, the committee shall meet separately with the independent auditors, with and without management present, to discuss the results of their examinations.

         - The committee shall discuss the results of the quarterly review and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards. The chair of the committee may represent the entire committee for the purposes of this review.

         - The committee shall review with management and the independent auditors the financial statements to be included in the Company's Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of Form 10-K), including their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also, the committee shall discuss the results of the annual audit and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards.

                                   APPENDIX B

                                  SCHAWK, INC.

                             2001 EQUITY OPTION PLAN



I.       GENERAL

         1.1      PURPOSE OF THE PLAN.

         Schawk, Inc., a Delaware corporation (the "Company"), hereby amends and restates the 1988 Equity Option Plan as the 2001 Equity Option Plan (the "Plan"), as set forth in this document. The purpose of this Plan is to promote the interests of the Company and its subsidiaries by providing an incentive for certain key officers and employees of the Company and its subsidiaries (i) to join and remain in the service of the Company and its subsidiaries, (ii) to maintain and enhance the long-term performance and profitability of the Company and its subsidiaries, and (iii) to acquire a proprietary interest in the success of the Company.

         1.2      ADMINISTRATION OF THE PLAN.

                  (a) The Plan shall be administered by the Option Committee of the Board of Directors of the Company or such other committee appointed from time to time by the Board of Directors to administer the Plan (the "Committee"), a majority of which shall be "disinterested persons," as defined in Rule 16b-3 of the General Rules and Regulations promulgated under the Securities and Exchange Act of 1934, as amended.

                  (b) The Committee shall, subject to the express limitations of the Plan, have the full power and authority (i) to exercise all of the powers granted to it under the Plan, (ii) to construe, interpret and implement the Plan and any Plan Agreements (as defined herein), (iii) to prescribe, amend and rescind rules and regulations relating to the Plan, (iv) to make all determinations necessary or advisable in administering the Plan, (v) to correct any defect, supply any omission and reconcile any inconsistency in the Plan,
(vi) to establish selection guidelines and select eligible persons for participation and determine the form of benefit to be granted; and (vii) to establish any restriction and forfeiture provisions, the time and conditions of vesting or exercise, the conditions, if any, under which time of vesting or exercise may be accelerated, the conditions, form, time, manner and terms of payment of any award, and all other terms and conditions of the grant. The determination of the Committee on all matters relating to the Plan or any Plan Agreement shall be conclusive. No member of the Board shall be liable for any action or determination made in good faith with respect to the Plan or any award thereunder.

         1.3      ELIGIBILITY FOR PARTICIPATION.

         Awards under the Plan may be made to such officers or employees ("Participants") of the Company or its subsidiaries, as the Committee shall in its sole discretion select.

         1.4      TYPE OF AWARDS UNDER THE PLAN.

         Awards may be made under the Plan in the form of stock and stock equivalent awards, "incentive stock options" as defined in Section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code") or nonstatutory stock options, stock appreciation rights related to an option ("related SARs"), stock appreciation rights not related to any option ("unrelated SARs"), and stock depreciation rights ("SDRs").

         1.5      SHARES AVAILABLE UNDER THE PLAN.

         There is hereby reserved for issuance under the Plan an aggregate of 3,252,250 shares of Class A Common Stock, which may be authorized but unissued or treasury shares. Shares awarded pursuant to grants which, by reason of the expiration, cancellation or other termination of grants prior to issuance, are not issued, and restricted shares that are forfeited after their issuance, shall again be available for future grants.

         1.6      AGREEMENTS EVIDENCING AWARDS.

         Stock and stock equivalent awards, options and stock appreciation rights granted under the Plan shall be evidenced by written agreements ("Plan Agreements") which shall not be inconsistent with the terms and provisions of the Plan, and which shall contain such provisions as the Committee may in their sole discretion deem necessary or desirable. Each grantee accepting an award pursuant to this Plan shall agree that each such award shall be subject to all of the terms and provisions of this Plan and the Plan Agreement.

         1.7      PERFORMANCE AWARDS.

         Awards may be made in terms of a stated potential maximum number of shares, share equivalents or shares subject to an option or stock appreciation right or SDR with the actual number of shares, share equivalents or shares subject to an option or stock appreciation right or SDR to be determined by reference to a level of achievement to be determined by the Committee including, but not limited to, corporate, group, division, individual or other specific objectives over a period or periods of not less than one nor more than ten years. No rights or interests of any kind shall be vested in an individual receiving a performance award until the conclusion of the period or periods and the determination of a level of achievement specified in the award except as the Committee shall, in its sole discretion, determine. The Committee may also grant awards based on specific vesting requirements and the time of vesting thereafter shall be as specified in the award.

         1.8      FIXED AWARDS.

         Awards may be made which are not contingent on the performance of objectives but which are contingent on the Participant's continuing in the employ of the Company, meeting specific vesting requirements, rendering consulting services or refraining from competitive activities for a period to be specified in the award.

         1.9      DEFINITIONS OF CERTAIN TERMS.

                  (a) The term "Class A Common Stock" as used herein means the shares of Class A Common Stock, $0.008 par value, of Schawk, Inc., and any other shares into which such Class A Common Stock shall thereafter be changed by reason of a recapitalization, merger, consolidation, split-up, combination, exchange of shares or the like.

                  (b) The term "fair market value" as used herein as of any date and in respect of any share of Class A Common Stock means the average high and low price of the Class A Common Stock as reported on the New York Stock Exchange on the relevant date, or, if no reports shall have been made on such relevant date, on the next preceding day on which there were reports; provided, that if no such reports shall have been made within the 10 business days preceding such relevant date, or if deemed appropriate by the Committee for any other reason, the fair market value of shares of Class A Common Stock shall be as determined by the Committee.

                  (c) The term "subsidiary" as used herein means any corporation of which, at the time of reference, 50% or more of the shares entitled to vote generally in an election of directors are owned directly or indirectly by the Company or any subsidiary.

II.      STOCK AND STOCK EQUIVALENT AWARDS

         2.1      FORM OF AWARD.

         Stock and stock equivalent awards, whether performance awards or fixed awards, may be made to selected Participants in the form of shares of Class A Common Stock or stock equivalents. Such awards may be subject to no contingencies or may be forfeitable and/or with restrictions on transfer as determined by the Committee.

         2.2      RIGHTS WITH RESPECT TO RESTRICTED SHARES.

         Awards may be made in the form of shares which are subject to restrictions on transfer, as determined by the Committee. Unless otherwise provided by the Committee, the Participant who receives shares of restricted Class A Common Stock shall have the right to vote the shares and to receive dividends thereon from the date of issuance, unless and until forfeited.

         2.3      PAYMENT OF STOCK EQUIVALENT AWARD.

         A stock equivalent award shall be paid to the Participant either in shares of Class A Common Stock having a fair market value equal to the maturity value of the award, or in cash equal to the maturity value of the award, or in such combination thereof as the Committee shall in its sole discretion determine.

III.     STOCK OPTIONS

         3.1      GRANTS.

         Options to purchase shares of Class A Common Stock of the Company, whether performance awards or fixed awards, may be granted to selected Participants.

         3.2      TERMS OF OPTIONS.

         Options granted may either be "incentive stock options" as defined in
Section 422(b) of the Code ("ISOs") or nonstatutory stock options ("NSOs" and collectively with ISOs, "Options"). No Option shall be exercisable more than ten years after the date of grant. The per share Option price shall be not less than 100% of the fair market value at the time the Option is granted. Notwithstanding anything in this Plan to the contrary, any ISOs granted to a person owning more than 10% of the Class A Common Stock of the Company shall have an exercise price of not less than 110% of the fair market value at the time the option is granted and shall not be exercisable more than five years after the date of grant.

         3.3      INCENTIVE STOCK OPTIONS.

         With respect to ISOs, the aggregate fair market value (determined at the time the option is granted) of the Class A Common Stock with respect to which ISOs are exercisable for the first time by such individual during any calendar year (under all plans of the Company) shall not exceed $100,000.

         3.4      VESTING SCHEDULE.

         All Options granted shall vest in one-third increments on the date of grant and the first and second anniversaries of the date of grant.

IV.      STOCK APPRECIATION RIGHTS

         4.1      GRANTS.

         Stock appreciation rights ("SARs") may be granted to selected Participants entitling the grantee to receive cash or shares of Class A Common Stock having a fair market value equal to the appreciation in market value of a stated number of shares of Class A Common Stock from the date of grant, or in the case of related SARs with or by reference to a stock option granted with the grant of such rights, from the date of grant of the related stock option to the date of exercise. Related SARs and unrelated SARs may be granted in the form of performance awards or fixed awards.

         4.2      TERMS OF GRANT.

         Related SARs may be granted in tandem with or with reference to a related stock option, in which event the grantee may elect to exercise either the option or the right (as to the same shares of Class A Common Stock subject to the option and the right), or unrelated SARs may be granted independently of a related stock option. Related SARs may be granted either at the time the related option is granted or at any time thereafter prior to exercise, termination or cancellation of such option, an such terms and conditions as the Committee shall from time to time determine. Unrelated SARs may be granted in such amounts and subject to such terms and conditions as the Committee shall from time to time determine in their sole discretion. The Committee shall have sole discretion either to determine the form in which payment of the right will be made (i.e., cash, securities or any combination thereof), or to consent to or disapprove the election of the Participant to receive cash in full or partial settlement of the right. Such consent or disapproval may be given at any time after the election to which it relates. The right shall not be exercisable during the first year of its term nor more than ten years after the date of grant.

         4.3      PAYMENT ON EXERCISE.

         Upon exercise of a right, the grantee shall be paid the excess of the then fair market value of the number of shares to which the right relates over the fair market value of such number of shares at the date of grant of the right or of the related stock option, as the case may be. Such excess shall be paid in cash or in shares of Class A Common Stock having a fair market value equal to such excess, or a combination thereof, as the Committee shall determine. If the Committee shall determine to make all of such payment in Class A Common Stock, no fractional shares of Class A Common Stock shall be issued and no payments shall be made in lieu of fractional shares.

V.       STOCK DEPRECIATION RIGHTS

         5.1      GRANTS.

         Stock depreciation rights ("SDRs") may be granted to selected Participants who are officers of the Company or who are otherwise subject to
Section 16 of the Securities Exchange Act of 1934, entitling the grantee to receive cash equal to the depreciation in fair market value of any shares of Class A Common Stock acquired by the Participant upon the exercise of a related option granted pursuant to this Plan during the six month period commencing on the date such option is exercised.

         5.2      TERMS OF GRANT.

         SDRs may be granted in tandem with or with reference to a related stock option. The SDR may be granted either at the time the related option is granted or at any time thereafter prior to exercise, termination or cancellation of such option, on such terms and conditions as the Committee shall, from time to time, determine.

         5.3      PAYMENT UPON SALE OF RELATED STOCK.

         Upon the sale of the Class A Common Stock to which the SDR relates or at such other time as the Committee shall determine, the grantee shall be paid the "Depreciation Spread" which shall be equal to the excess of the fair market value of such Class A Common Stock on the date (the "Exercise Date") the related option was exercised over the fair market value of such shares at the six month anniversary of the Exercise Date (the "Valuation Date"). The Depreciation Spread shall be reduced to the point of elimination by the excess of the fair market value of the Class A Common Stock (to which the SDR relates) on the date of sale (or payment is otherwise made under the SDR) over the fair market value on the Valuation Date or otherwise, as the Committee shall, in its sole discretion, determine.

VI.      EXERCISE

         6.1 EXERCISE OF OPTIONS, STOCK APPRECIATION RIGHTS AND STOCK DEPRECIATION RIGHTS.

         Each Option, SDR and SAR granted under the Plan shall be exercisable as follows:

                  (a) Any exercise of an Option to which a SDR is attached or a SAR for cash, or any election to receive cash or stock upon such exercise may only be made during the "window periods" beginning on the third business day following the release of the Company's quarterly information and ending on the twelfth business day following such date.

                  (b) Upon any exercise of a related SAR or any portion thereof, the number of shares of Class A Common Stock subject to the related Option shall be reduced by the number of shares of Class A Common Stock in respect of which such related SAR or portion thereof shall have been exercised.

                  (c) An Option, SAR or SDR shall be exercised by the filing of a written notice of exercise with the Company, on such form and in such manner as the Committee shall in its sole discretion prescribe.

                  (d) Any written notice of exercise of an Option shall be accompanied by payment of the full purchase price for the shares being purchased. Payment of such purchase price shall be made (a) by certified or official bank check payable to the Company (or the equivalent thereof acceptable to the Company), or (b) with the consent of the Committee, by delivery of previously acquired shares of Class A Common Stock having a fair market value (determined as of the date such Option is exercised) equal to all or part of the purchase price and, if applicable, of a certified or official bank check (or the equivalent thereof acceptable to the Company) for any remaining portion of the purchase price. As soon as practicable after receipt of such payment, the Company shall, subject to the provisions of Section 7.2, deliver to the grantee a certificate or certificates for such shares of Class A Common Stock.

VII.     MISCELLANEOUS

         7.1      AMENDMENT OF THE PLAN; MODIFICATION OF AWARDS.

                  (a) The Board of Directors of the Company may from time to time suspend or discontinue the Plan or revise or amend it in any respect whatsoever, except that no such amendment shall alter or impair any rights or obligations under any award theretofore made under the Plan without the consent of the person to whom such award was made; and provided further, that no such amendment shall, without the approval by the holders of a majority of the outstanding shares of Class A Common Stock of the Company:

                      (i) increase the number of shares of Class A Common Stock in respect of which share awards, Options and unrelated SARs may be granted;

                      (ii) modify the class of eligible employees; or

                      (iii) materially increase the benefits accruing to Participants under the Plan.

                  (b) With the consent of the Participant and subject to the terms and conditions of the Plan, the Committee may amend outstanding Plan Agreements with such Participant. Without limiting the generality of the preceding sentence, the Committee may, but solely with the Participant's consent, agree to cancel any award of stock, stock equivalents, Options and/or SARs under the Plan and issue a new award in substitution therefor, provided that the award so substituted shall satisfy all of the requirements of the Plan as of the date such new award is made.

         7.2      RESTRICTIONS.

                  (a) If the Committee shall at any time determine that any Consent (as hereinafter defined) is necessary or desirable as a condition of, or in connection with, the granting of any award under the Plan, the issuance or purchase of shares or other rights thereunder or the taking of any other action thereunder (each such action being hereinafter referred to as a "Plan Action"), then such Plan Action shall not be taken, in whole or in part, unless and until such Consent shall have been effected or obtained to the full satisfaction of the Committee. Without limiting the generality of the foregoing, in the event that (i) the Committee shall be entitled under the Plan to make any payment in cash, Class A Common Stock or both and (ii) the Committee shall determine that a Consent is necessary or desirable as a condition of, or in connection with, payment in any one or more of such forms, then the Committee shall be entitled to determine not to make any payment whatsoever until such Consent shall have been obtained in the manner aforesaid.

                  (b) The term "Consent" as used herein with respect to any Plan Action means (i) any and all listings, registrations or qualifications in respect thereof upon any securities exchange or under any federal, state or local law, rule or regulation, (ii) any and all written agreements and representations by the grantee with respect to the disposition of shares of Class A Common Stock, or with respect to any other manner, which the Committee shall deem necessary or desirable to comply with the terms of any such listing, registration or qualification or to obtain an exemption from the requirement that any such listing, qualification or registration be made and (iii) any and all consents, clearances and approvals in respect of a Plan Action by any governmental or other regulatory bodies.

         7.3      NONASSIGNABILITY.

         No award granted to any grantee under the Plan or under any Plan Agreement shall be assignable or transferable, other than by will or by the laws of descent and distribution. During the life of the grantee, all awards granted to the grantee under the Plan or under any Plan Agreement shall be exercisable only by him or by his guardian or legal representative.

         7.4      WITHHOLDING TAXES.

         Whenever under the Plan shares are to be delivered upon exercise of an Option or SAR, the Company shall be entitled to require as a condition of delivery that the grantee remit an amount sufficient to satisfy all federal, state and other governmental withholding tax requirements related thereto. Whenever under the Plan cash is to be paid upon exercise of a SAR (whether upon the simultaneous exercise of an Option or otherwise) or a SDR, the Company shall be entitled to deduct therefrom an amount sufficient to satisfy all federal, state and other governmental withholding tax requirements related thereto.

         7.5      ADJUSTMENTS UPON CHANGES IN CAPITALIZATION.

         The number of shares of Class A Common Stock with respect to which stock equivalent awards, Options and unrelated SARs may be granted under the Plan, the number of shares of Class A Common Stock subject to stock equivalent awards, Options and unrelated SARs theretofore granted under the Plan, and the Option exercise price and appreciation base of stock equivalent awards, Options and unrelated SARs theretofore granted under the Plan shall be proportionately adjusted for any increase or decrease in the number of issued shares of Class A Common Stock resulting from the subdivision or combination of shares of Class A Common Stock or other capital adjustments, or the payment of a stock dividend after the effective date of this Plan, or other increase or decrease in such shares of Class A Common Stock effected without receipt of consideration by the Company; provided, that any stock equivalent awards, Options to purchase or unrelated SARs covering fractional shares of Class A Common Stock resulting from any such adjustment shall be eliminated. Adjustments under this Section shall be made by the Board of Directors, whose determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive.

         7.6      RIGHT OF DISCHARGE RESERVED.

         Nothing in the Plan or in any Plan Agreement shall confer upon any officer, director, employee or other person the right to continue in the employment or service of the Company or any of its subsidiaries or affect any right which the Company or any of its subsidiaries may have to terminate the employment or service of such officer, director, employee, or other person.

         7.7      NO RIGHTS AS A STOCKHOLDER.

         No grantee or other person exercising an Option or SAR shall have any of the rights of a stockholder of the Company with respect to shares subject to an Option or shares deliverable upon exercise of a SAR until the issuance of a stock certificate to him for such shares. Except as otherwise provided in
Section 7.5, no adjustment shall be made for dividends, distributions or other rights (whether ordinary or extraordinary, and whether in cash, securities or other property) for which the record date is prior to the date such stock certificate is issued.

         7.8      NATURE OF PAYMENTS.

         Any and all payments of shares of Class A Common Stock or cash hereunder shall be granted, transferred or paid in consideration of services performed for the Company or for its subsidiaries by the grantee. All such grants, issuances and payments shall constitute a special incentive payment to the grantee and shall not, unless otherwise determined by the Committee, be taken into account in computing the amount of salary or compensation of the grantee for the purposes of determining any pension, retirement, death or other benefits under (i) any pension, retirement, life insurance or other benefit plan of the Company or any subsidiary or (ii) any agreement between the Company or any subsidiary, on the one hand, and the grantee on the other hand.

         7.9      NON-UNIFORM DETERMINATIONS.

         The Committee's determination under the Plan need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, awards under the Plan (whether or not such persons are similarly situated). Without limiting the generality of the foregoing, the Committee shall be entitled, among other things, to make non-uniform and selective determinations, and to enter into non-uniform and selective Plan Agreements, as to (i) the persons to receive awards under the Plan, (ii) the terms and provisions of awards under the Plan, and (iii) the exercise by the Committee of its discretion in respect of the exercise of SARs pursuant to the terms of the Plan.

         7.10     OTHER PAYMENTS OR AWARDS.

         Nothing contained in the Plan shall be deemed in any way to limit or restrict the Company, or any subsidiary or the Committee from making any award or payments to any person under any other plan, arrangement or understanding, whether now existing or hereafter in effect.

         7.11     REORGANIZATION.

                  (a) In the event that the Company is merged or consolidated with another corporation or adopts a plan of reorganization or liquidation (each such event being hereinafter referred to as a "Reorganization Event") and (i) the Company does not survive the Reorganization Event or (ii) the Company does survive the Reorganization Event, then the Board of Directors shall, in the case of 7.11(a)(i), and may, in the case of 7.11(a)(ii), take the following actions:

                      (1) by written notice to each grantee, provide that his or her Options and/or SARS will be terminated unless exercised within such period as the Board of Directors shall determine in its sole discretion (which period shall be prior to the Reorganization Event); and

                      (2) advance the dates upon which any or all outstanding Options and/or SARs shall be exercisable to make such Options and/or SARs exercisable during the period established by the Board of Directors pursuant to 7.11(a)(1).

                  (b) Whenever deemed appropriate by the Board of Directors, any action referred to in Section 7.11 may be made conditional upon the consummation of the applicable Reorganization Event.

                  (c) The Company shall also have the right to cancel any Options upon the execution of an agreement to sell all or substantially all of the Company stock or assets, whether by sale, merger, consolidation or otherwise, by payment to the optionees of the fair market value of the outstanding Options. As used herein, the fair market value of the Options shall be the difference between the diluted sales price per share of the Company's Class A Common Stock under such agreement and the exercise price of the option multiplied by the number of shares to which the Option applies.

                  (d) Nothing herein shall be deemed to entitle any grantee of a performance award to become vested prior to the conclusion of the period or periods specified in the award, except as the Board of Directors shall in its sole discretion determine.

         7.12     TERMINATION OF EMPLOYMENT OR SERVICES; DEATH.

         All Options, SARS and SDRs granted to a grantee (and not theretofore exercised) shall be exercisable only during the grantee's continued employment with the Company and for such period thereafter, if any, as shall be determined by the Committee, but in no event after the date on which the Option, SAR or SDR expires or the date which is six months (three months in the case of ISOs) from the date on which the grantee ceases to be employed by, or serve as a director of, the Company and all of its subsidiaries, whichever is earlier. If a grantee dies while in the employ of the Company or a subsidiary, any Options, SARs or SDRs granted to such deceased employee may be exercised by the executor, administrator or personal representative of the deceased grantee through a period to be determined by the Committee, but not to exceed the date on which the Option, SAR or SDR expires or six months after the death of such grantee, whichever is earlier. The Committee shall have discretion to determine whether to accelerate or vest any performance awards at the time of death.

         7.13     SECTION HEADINGS.

         The Section headings contained herein are for the purposes of convenience only and are not intended to define or limit the contents of said Sections.

         7.14     EFFECTIVE DATE AND TERM OF PLAN.

         The Plan shall become effective upon the approval thereof by the affirmative vote of the holders of a majority of the shares of Class A Common Stock of the Company present (in person or by proxy) and entitled to vote at the next annual meeting of the stockholders of the Company to be held on May 16, 2001, or any adjournment of such meeting. The Plan shall terminate 10 years after the date on which it becomes effective, unless earlier terminated or extended by the Board of Directors, and no awards shall thereafter be made under the Plan. Notwithstanding the foregoing, all awards made under the Plan prior to such date shall remain in effect until such awards have been satisfied or terminated in accordance with the terms and provisions of the Plan.

                                   APPENDIX C

                                  SCHAWK, INC.

                1991 OUTSIDE DIRECTORS' FORMULA STOCK OPTION PLAN

         1. The Purpose of the Plan. The purpose of the 1991 Outside Directors' Formula Stock Option Plan (the "Plan") is to promote the interests of Schawk, Inc. (the "Company") and its subsidiaries by providing an incentive for Outside Directors (as defined herein) to join and remain on the Board of Directors of the Company.

         2. Eligibility For Participation. Awards under the Plan shall be made to each Outside Director of the Company in the form of a nonqualified stock option to acquire shares of the Company's Class A Common Stock. An "Outside Director" shall be deemed to be any Director who is not an employee of the Company provided, however, that serving in the capacity as any officer of the Company shall not constitute an Outside Director as being an employee of the Company provided that such Director receives no compensation for acting in the capacity of an officer.

         3. Awards Under The Plan. Each Outside Director shall receive a nonstatutory stock option for 5,000 Class A Common Stock upon his or her election, and subsequent re-election by the stockholders, as a Director of the Company. The exercise price of any option issued hereunder shall be equal to the current market value of the Class A Common Stock on the date of election or re-election as a Director. The option shall be exercisable for a term of 10 years from the date of grant. The option shall not be contingent on continued Board service and shall remain exercisable following resignation or removal from the Board.

         4. Non-Assignability. No option granted under the Plan shall be assignable or transferrable, other than by will or by the laws of descent and distribution.

         5. Adjustments Upon Changes and Capitalization. The number of shares of Class A Common Stock with respect to which stock options shall be granted under the Plan and the option exercise price shall be proportionately adjusted for any increase or decrease in the number of issued shares of Class A Common Stock resulting from the subdivision or combination of shares of Class A Common Stock or other capital adjustments, or the payment of a stock dividend after the effective date of the Plan. Adjustments under this section shall be made by the Board's determination as to what adjustments shall be made, and the extent thereof, and shall be final binding and conclusive.

         6. Death. If an Outside Director dies, the option may be exercised by the executor, administrator, or personal representative of the deceased Outside Director through a period to be determined by the Board of Directors of the Company, but not to exceed the date on which the option expires or six months after the death of such Outside Director, whichever is earlier.

         7. Effective Date and Term of Plan. The Plan, as amended hereby, shall become effective upon the approval thereof by the affirmative vote of the holders of a majority of the Class A Common Stock of the Company present, (in person or by proxy) and entitled to vote at the next annual meeting of the stockholders of the Company to be held on May 16, 2001, or any adjournment of such meeting. The Plan shall terminate 10 years after the date on which it becomes effective, unless earlier terminated or extended by the Board of Directors, and no award shall thereafter be made under the Plan.

         Notwithstanding the foregoing, all awards made under the Plan prior to such date shall remain in effect until such awards shall be satisfied or terminated in accordance with the terms and provisions of the Plan.

         8. Amendment. The Board of Directors may from time to time amend the Plan in any respect whatsoever, except that no such amendment shall be made without the approval of the holders of a majority of the outstanding shares of Class A Common Stock of the Company if such amendment would increase the benefits to be provided under the Plan.

         9. Vesting Schedule. Options granted under the Plan shall vest in one-third increments on the date of grant and on the first and second anniversaries of the date of grant.

                                  SCHAWK, INC.

                                  SCHAWK, INC.
                  1695 RIVER ROAD, DES PLAINES, ILLINOIS 60018

                                      PROXY

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. The undersigned hereby appoints each of David A. Schawk and A. Alex Sarkisian, Esq. as Proxy, with the power to appoint his substitute and hereby authorizes each of them to represent and to vote as designated below, all the shares of Schawk, Inc. Class A Common Stock held on record by the undersigned on March 30, 2001, at the Annual Meeting of Stockholders to be held on May 16, 2001, or any adjournment thereof.

         1. FOR the election of the nominees for Director of Schawk.

            FOR all nominees listed below (except as withheld in the space provided)

            WITHHOLD AUTHORITY to vote for all nominees listed below

                  Clarence W. Schawk               John T. McEnroe, Esq.
                  David A. Schawk                  Hollis W. Rademacher
                  A. Alex Sarkisian, Esq.          Leonard S. Caronia
                  Judith W. McCue, Esq.

               FOR                                              WITHHELD FOR ALL
         ------                                          ------

         Instruction: To withhold authority to vote for any individual nominee, write that nominee's name on the lines provided below.

         -------------------------------------

         -------------------------------------

         -------------------------------------

         2. FOR amendment and restatement of the 1988 Equity Option Plan as the 2001 Equity Option Plan.

            [ ] FOR                      [ ] AGAINST             [ ] ABSTAIN

         3. FOR extension of the 1991 Outside Directors' Formula Stock Option Plan for an additional ten years.

            [ ] FOR                      [ ] AGAINST             [ ] ABSTAIN

         4. FOR ratification of the selection of Ernst & Young LLP as independent auditors of Schawk, Inc. for fiscal year 2001.

            [ ] FOR                      [ ] AGAINST             [ ] ABSTAIN

         5. In his discretion, the Proxy is authorized to vote upon such other business as may properly come before the meeting.


THE PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3 AND 4.


THE BOARD OF DIRECTORS OF SCHAWK, INC. RECOMMENDS A VOTE FOR PROPOSALS 1, 2, 3 AND 4. Please mark, sign, date, and return your proxy without delay in the return envelope provided for that purpose, which requires no postage if mailed within the United States or Puerto Rico.


Dated                        , 2001
     ------------------------          -----------------------------------------
                                       Signature


                                       -----------------------------------------
                                       Signature if held jointly


                                       Please sign exactly as name appears
                                       hereon; joint owners should each sign.
                                       When signing as Attorney, Executor,
                                       Administrator, or Guardian, please give
                                       full title as such. If signer is a
                                       corporation, please sign with the full
                                       corporation name by duly authorized
                                       officer or director.